UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):  April 19, 2012

RealD Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34818	77-0620426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Crescent Drive, Suite 200 Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

(310) 385-4000

(Registrant’s telephone number, including area code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 20, 2012, RealD Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) to report its $50 million stock repurchase program and its new $125 million Credit Agreement.  This Form 8-K/A is filed as an amendment to the Initial Form 8-K in order to attach a copy of the Credit Agreement and the related agreements, portions of which are the subject of a confidential treatment request.

Item 1.01              Entry into a Material Definitive Agreement

Credit Agreement

On April 19, 2012, RealD Inc. (the “Company”) entered into a credit amendment (the “Credit Agreement”) with the lenders from time to time party thereto and City National Bank, a national banking association (“City National”), as administrative agent for the lenders and as letter of credit issuer.

Pursuant to the Credit Agreement, the lenders will make available to the Company:

•                  A revolving credit facility (including a letter of credit sub-facility) (the “Revolving Facility”) in a maximum amount not to exceed $75,000,000

•                  A delayed-draw term loan facility in a maximum amount not to exceed $50,000,000 (the “Term Loan Facility”)

The Revolving Facility and the Term Loan Facility replace existing revolving and term loan facilities provided under the Company’s pre-existing credit and security agreement with City National, which had been most recently amended on December 6, 2011.

Our obligations under the Credit Agreement are secured by a first priority security interest in substantially all of our tangible and intangible assets and are fully and unconditionally guaranteed by our subsidiaries, ColorLink Inc., a Delaware corporation (“ColorLink”), and Stereographics Corporation, a California corporation (“Stereographics”).

Under the Credit Agreement, our business will be subject to certain limitations, including limitations on our ability to incur additional debt, make certain investments or acquisitions, enter into certain merger and consolidation transactions, and sell our assets other than in the ordinary course of business. We are also required to maintain compliance with certain financial covenants, including a minimum fixed charge coverage ratio and a maximum leverage ratio. If we fail to comply with any of the covenants or if any other event of default, as defined in the Credit Agreement, should occur, the lenders could elect to prevent us from borrowing and declare the indebtedness to be immediately due and payable.

The Revolving Facility matures on April 17, 2015, and the Term Loan Facility matures three years after the earlier of October 18, 2013 or the date that aggregate term loan commitments have been drawn in full, which maturity dates may, in each case, be accelerated in certain circumstances.

The description of the Credit Amendment contained herein is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1.

General Continuing Guaranty

On April 19, 2012, in connection with the Company’s execution of the Credit Agreement, each of ColorLink and Stereographics entered into a general continuing guaranty (the “Guaranty”) in favor of City National and the lenders under the Credit Agreement, pursuant to which they irrevocably and unconditionally guaranteed the obligations of the Company udner the Credit Agreement and all related loan documents.

The description of the Guaranty contained herein is qualified in its entirety by reference to the Guaranty, a copy of which is filed herewith as Exhibit 10.2.

Security Agreement

On April 19, 2012, the Company, ColorLink and Stereographics entered into a security agreement in favor of City National and the lenders under the Credit Agreement, pursuant to which they granted a security interest in substantially all of their assets to secure their obligations under the Credit Agreement, the Guaranty and all related loan documents.

The description of the Security Agreement contained herein is qualified in its entirety by reference to the Security Agreement, a copy of which is filed herewith as Exhibit 10.3.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
10.1+	Credit Agreement by and among RealD Inc., each lender from time to time party thereto and City National Bank, dated as of April 19, 2012
10.2

General Continuing Guaranty by ColorLink Inc. and Stereographics Corporation in favor of the lenders to Credit Agreement by and among RealD Inc., each lender from time to time party thereto and City National Bank, dated as of April 19, 2012

10.3+	Security Agreement by and among RealD Inc., ColorLink Inc., Stereographics Corporation and City National Bank, dated as of April 19, 2012

+              Certain provisions of this exhibit have been omitted pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealD Inc.

	By:	/s/ Craig Gatarz
Craig Gatarz
Executive Vice President, General Counsel and Secretary
Date: April 25, 2012